Exhibit (14)(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Highlights” in the Proxy Statement/Prospectus and “Financial Statements” in the Statement of Additional Information included in this Registration Statement (Form N-14) of Tortoise Capital Series Trust.

We also consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated March 31, 2024, each included in Post-Effective Amendment No. 590 to the Registration Statement (Form N-1A, File No. 333-172080) of Managed Portfolio Series, filed with the Securities and Exchange Commission, and incorporated by reference into the Proxy Statement/Prospectus and Statement of Additional Information included in this Registration Statement.

We also consent to the incorporation by reference of our report dated January 28, 2025, with respect to the financial statements and financial highlights of Tortoise Energy Infrastructure and Income Fund (one of the funds constituting Managed Portfolio Series) included in the Annual Report to Shareholders (Form N-CSR) for the year ended November 30, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

February 19, 2025